EXHIBIT 21

                     BALLY TOTAL FITNESS HOLDING CORPORATION
                              LIST OF SUBSIDIARIES

                                                                           Place of Incorporation
                                                                           -----------------------

Bally Total Fitness Holding Corporation                                    Delaware
    Bally Total Fitness Corporation                                        Delaware
        Nycon Holding Co., Inc. (a)                                        New York
            Rhode Island Holding Co. (b)                                   Rhode Island
                Providence Fitness Centers, Inc. (c)                       Rhode Island
            New Fitness Holding Co., Inc. (d)                              New York
                Holiday Health & Fitness Centers of New York, Inc. (e)     New York
                Connecticut Valley Fitness Centers, Inc. (f)               Connecticut
                Connecticut Coast Fitness Centers, Inc. (g)                Connecticut
        Scandinavian Health Spa, Inc.                                      Ohio
            Scandinavian U. S. Swim & Fitness, Inc.                        Ohio
        Scandinavian Development Company                                   Illinois
            Spa Associates Limited Partnership (h)                         Ohio
            Penn Hills Spa Limited Partnership (h)                         Ohio
        H & T Receivable Funding Corporation                               Delaware
        Powerflex Corporation                                              Delaware
        Bally Matrix Fitness Center, Ltd. (i)                              Ontario, Canada
            BTF Canada Corporation                                         Ontario, Canada
        Greater Philly No. 1 Holding Company (j)                           Pennsylvania
            Greater Philly No. 2 Holding Company (k)                       Pennsylvania
                Physical Fitness Centers of Philadelphia, Inc. (l)         Pennsylvania
        Bally Total Fitness of Greater Michigan, Inc.                      Michigan
        Holiday Spa Health Clubs of California                             California
        Bally Total Fitness of Toledo, Inc.                                Ohio
        Bally's PacWest, Inc.                                              Washington
        Health & Tennis Corporation of New York, Inc.                      Delaware
        U.S. Health, Inc.                                                  Delaware
            Holiday Universal, Inc.                                        Delaware
            Holiday Health Clubs of the East Coast, Inc. (m)               Delaware
                Holiday/Southeast Holding Corp. (n)                        Delaware
                    Tidelands Holiday Health Clubs, Inc. (o)               Virginia
                    Holiday Health Clubs of the Southeast, Inc. (o)        South Carolina
        So. Cal. Nautilus Fitness Center, Inc.                             California
        Houston Health Clubs, Inc.                                         Texas
        Holiday Health Clubs and Fitness Centers, Inc.                     Colorado
        Jack LaLanne Holding Corp.                                         New York
            Jack LaLanne Fitness Centers, Inc.                             New York
            Manhattan Sports Club, Inc.                                    New York
        Bally Total Fitness International, Inc.                            Michigan
        Bally Total Fitness of Missouri, Inc.                              Missouri
        Health & Tennis (U.K.) Limited                                     United Kingdom
        Bally's Fitness & Racquet Clubs, Inc.                              Florida
        BFIT Acquisition Corporation                                       Delaware
        BFIT Rehabilitation Services, Inc.                                 Delaware
            BFIT Rehab of West Palm Beach, Inc.                            Florida
            BFIT Rehab of Boca Raton, Inc.                                 Florida
            BFIT Rehab of Kendall, Inc.                                    Florida

                                                                      EXHIBIT 21

                     BALLY TOTAL FITNESS HOLDING CORPORATION
                              LIST OF SUBSIDIARIES

                                                                           Place of Incorporation
                                                                           -----------------------
Bally Total Fitness Holding Corporation (continued)
    Bally Franchising Holdings, Inc.                                       Illinois
        Bally Fitness Franchising, Inc.                                    Illinois
        Bally Franchise RSC, Inc.                                          Illinois
    Lincoln Indemnity Company                                              Vermont
    BTFCC, INC.                                                            Delaware
        BTFF Corporation                                                   Delaware
            BTF Indianapolis Corporation                                   Delaware
            BTF Cincinnati Corporation                                     Delaware
            BTF Minneapolis Corporation                                    Delaware
        E Fit.COM Incorporated                                             Delaware
        BTF PA Corporation                                                 Delaware
            BTF PA LLC.                                                    Delaware
    BSPS, LLC.                                                             Delaware
    BTF Washington, Inc.                                                   Delaware
    Bally Total Fitness Clinics, Inc.                                      Delaware
        KR/BTF, LLC. (p)                                                   Delaware

NOTES:

Subsidiaries of subsidiary companies are indented and follow the respective companies by which they are controlled. With the exception of the following, percentage of ownership is 100%.

(a)   85% of outstanding stock owned by Bally Total Fitness Corporation.
(b) 80% of outstanding stock owned by Nycon Holding Co., Inc., 7.5% owned by Bally Total Fitness Corporation and 7.5% Bally Total Fitness Holding Corporation.
(c)   80% of outstanding stock owned by Rhode Island Holding Co.
(d) 80% of outstanding stock owned by Nycon Holding Co., Inc. and 13.5% owned by Bally Total Fitness Corporation.
(e) 80% of outstanding stock owned by New Fitness Holding Co., Inc., 3% owned by Bally Total Fitness Corporation and 10% owned by Bally Total Fitness Holding Corporation.
(f) 80% of outstanding stock owned by New Fitness Holding Co., Inc. and 7% owned by Bally Total Fitness Corporation.
(g) 80% of outstanding stock owned by New Fitness Holding Co., Inc. and 18% owned by Bally Total Fitness Corporation.
(h) 50% of outstanding stock owned by Scandinavian Development Company and 50% owned by Bally Total Fitness Holding Corporation.
(i) 88.55% of outstanding stock owned by Bally Total Fitness Corporation and 2.93% owned by Bally Total Fitness Holding Corporation.
(j) 80% of outstanding stock owned by Bally Total Fitness Corporation and 5% owned by Bally Total Fitness Holding Corporation.
(k) 80% of outstanding stock owned by Greater Philly No. 1 Holding Company and 20% owned by Bally Total Fitness Corporation.
(l) 80% of outstanding stock owned by Greater Philly No. 2 Holding Company and 20% owned by Bally Total Fitness Corporation.
(m) 50% of outstanding stock owned by U.S. Health, Inc. and 50% owned by Bally Total Fitness Corporation.
(n) 80% of outstanding stock owned by Holiday Health Clubs of the East Coast, Inc. and 20% owned by Bally Total Fitness Corporation.
(o) 80% of outstanding stock owned by Holiday/Southeast Holding Corp. and 20% owned by Bally Total Fitness Corporation.
(p)   50% of outstanding stock owned by Bally Total Fitness Clinics, Inc.